Exhibit 19.3


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report

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


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               5

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,119,999,956.92              122,838
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $410,000,000.00         1.860%                    March 17, 2003
   Class A-2 A Notes                                                200,000,000.00         2.480%                 December 15, 2004
   Class A-2 B Notes                                                655,000,000.00         1.870%                 December 15, 2004
   Class A-3 Notes                                                  392,000,000.00         3.380%                 December 15, 2005
   Class A-4 Notes                                                  249,260,000.00         3.790%                September 15, 2006
   Class B Notes                                                     60,200,000.00         4.220%                 December 15, 2006
   Class C Notes                                                     40,135,000.00         4.810%                    March 15, 2007
   Class D Certificates                                              40,135,000.00         6.000%                 November 17, 2008
                                                                     -------------
      Total                                                      $2,046,730,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $6,757,502.83                $1,249.74           $6,758,752.57
  Repurchased Loan Proceeds Related to Interest                          14,375.83                     0.00               14,375.83
                                                                         ---------                     ----               ---------
      Total                                                          $6,771,878.66                $1,249.74           $6,773,128.40

  Servicer Advances:
  Principal Advances                                                         $0.00                  $768.05                 $768.05
  Interest Advances                                                   1,301,477.84                   275.37            1,301,753.21
                                                                      ------------                   ------            ------------
      Total                                                          $1,301,477.84                $1,043.42           $1,302,521.26

  Principal:
  Principal Collections                                             $47,590,908.37               $21,348.97          $47,612,257.34
  Prepayments in Full                                                16,739,769.07                   198.84           16,739,967.91
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        838,907.65                     0.00              838,907.65
  Payahead Draws                                                              0.00                 1,858.08                1,858.08
                                                                              ----                 --------                --------
      Total                                                         $65,169,585.09               $23,405.89          $65,192,990.98

  Liquidation Proceeds                                                                                                  $750,410.62
  Recoveries from Prior Month Charge-Offs                                                                                 18,022.77
                                                                                                                          ---------
      Total Principal Collections                                                                                    $65,961,424.37

  Principal Losses for Collection Period                                                                              $1,666,200.68
  Total Regular Principal Reduction                                                                                  $66,859,959.71

  Total Collections                                                                                                  $74,037,074.03

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $74,037,074.03
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                          $74,037,074.03




                                     Page 1

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               5

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,546,403.14        $1,546,403.14                $0.00
   Amount per $1,000 of Original Balance               0.76                 0.76                 0.00

  Net Swap Payment                               $378,762.85

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $217,102.65          $217,102.65               $0.00                $0.00               $0.00
   Class A2 A Notes                     413,333.33           413,333.33                0.00                 0.00                0.00
   Class A2 B Notes                   1,033,580.90         1,033,580.90                0.00                 0.00                0.00
   Class A3 Notes                     1,104,133.33         1,104,133.33                0.00                 0.00                0.00
   Class A4 Notes                       787,246.17           787,246.17                0.00                 0.00                0.00
   Class B Notes                        211,703.33           211,703.33                0.00                 0.00                0.00
   Class C Notes                        160,874.46           160,874.46                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $3,927,974.17        $3,927,974.17               $0.00                $0.00               $0.00


  Certificateholders Interest:
   Class D Certificates                $200,675.00          $200,675.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $4,128,649.17        $4,128,649.17               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $67,983,258.87

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        32,149,302.61
   Regular Principal Distribution Amount    103,398,657.24
                                            --------------
      Principal Distribution Amount        $135,547,959.85

  Noteholder Principal Distributions:
   Class A1 Notes                                        $67,983,258.87
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $67,983,258.87

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $67,983,258.87

  Collections Released to Servicer                                $0.00

  Total Available for Distribution          $74,037,074.03
  Total Distribution (incl. Servicing Fee)  $74,037,074.03


                                     Page 2

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               5

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $165.81                   $0.53                  $166.34
  Class A2 A Notes                                               0.00                    2.07                     2.07
  Class A2 B Notes                                               0.00                    1.58                     1.58
  Class A3 Notes                                                 0.00                    2.82                     2.82
  Class A4 Notes                                                 0.00                    3.16                     3.16
  Class B Notes                                                  0.00                    3.52                     3.52
  Class C Notes                                                  0.00                    4.01                     4.01
                                                                 ----                    ----                     ----
      Total Notes                                              $33.88                   $1.96                   $35.84

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $33.22                   $2.02                   $35.23

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $1,732,142,959.85       0.8632250                $1,664,159,700.98       0.8293451
  Class A1 Notes                              135,547,959.85       0.3306048                    67,564,700.98       0.1647920
  Class A2 A Notes                            200,000,000.00       1.0000000                   200,000,000.00       1.0000000
  Class A2 B Notes                            655,000,000.00       1.0000000                   655,000,000.00       1.0000000
  Class A3 Notes                              392,000,000.00       1.0000000                   392,000,000.00       1.0000000
  Class A4 Notes                              249,260,000.00       1.0000000                   249,260,000.00       1.0000000
  Class B Notes                                60,200,000.00       1.0000000                    60,200,000.00       1.0000000
  Class C Notes                                40,135,000.00       1.0000000                    40,135,000.00       1.0000000
  Class D Certificates                         40,135,000.00       1.0000000                    40,135,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $1,772,277,959.85       0.8659071                $1,704,294,700.98       0.8326915


  Portfolio Information
  Weighted Average Coupon (WAC)                         5.20%                                           5.21%
  Weighted Average Remaining Maturity (WAM)             43.30                                           42.45
  Remaining Number of Receivables                     114,310                                         112,148
  Portfolio Receivable Balance              $1,855,683,768.52                               $1,788,807,667.27

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $7,288,076.89
  Specified Credit Enhancement Amount                                                                        $17,888,076.67
  Yield Supplement Overcollateralization Amount                                                              $88,814,010.03
  Target Level of Overcollateralization                                                                      $96,102,086.92

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $10,599,999.78
  Specified Reserve Account Balance                                                                           10,599,999.78
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             10,599,999.78
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $10,599,999.78
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               5

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $750,410.62
  Recoveries from Prior Month Charge-Offs                                                                                $18,022.77
  Total Principal Losses for Collection Period                                                                        $1,666,200.68
  Charge-off Rate for Collection Period (annualized)                                                                          0.58%
  Cumulative Net Losses for all Periods                                                                               $1,766,341.80


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           910                $14,216,713.57
  61-90 Days Delinquent                                                                           128                 $1,985,342.88
  91-120 Days Delinquent                                                                           55                   $852,343.18
  Over 120 Days Delinquent                                                                         27                   $463,097.87

  Repossesion Inventory                                                                           138                 $2,333,283.12


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.2094%
  Preceding Collection Period                                                                                               0.2845%
  Current Collection Period                                                                                                 0.5912%
  Three Month Average                                                                                                       0.3617%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1328%
  Preceding Collection Period                                                                                               0.1723%
  Current Collection Period                                                                                                 0.1873%
  Three Month Average                                                                                                       0.1641%



                                     Page 4

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  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2002
  Distribution Date                                                                                                      11/15/2002
  Transaction Month                                                                                                               5

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $2,692,047.34                     $3,817.61
  New Advances                                                                           1,288,545.41                      1,043.42
  Servicer Advance Recoveries                                                            1,138,534.57                      1,800.04
                                                                                         ------------                      --------
  Ending Servicer Advances                                                              $2,842,058.18                     $3,060.99

  Current Month Interest Advances for Prepaid Loans                                        $12,932.43                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $5,777.91
  Additional Payaheads                                                                                                     1,573.19
  Payahead Draws                                                                                                           2,180.65
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                         $5,170.45


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